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                                                                   EXHIBIT 23(a)

[LOGO OF KPMG PEAT MARWICK LLP]

P.O. Box 4150
Honolulu, HI 96812-4150






                             ACCOUNTANTS' CONSENT


The Board of Directors
Hawaiian Electric Company, Inc.:


We consent to incorporation by reference in the Registration Statement on Form S-3 of Hawaiian Electric Company, Inc., Maui Electric Company, Limited, Hawaii Electric Light Company, Inc., and HECO Capital Trust II of our reports dated January 19, 1998, relating to the consolidated balance sheets and consolidated statements of capitalization of Hawaiian Electric Company, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, retained earnings and cash flows, and relating to the financial statement schedule of Hawaiian Electric Company, Inc., for each of the years in the three-year period ended December 31, 1997, which reports are incorporated by reference and included, respectively, in the Annual Report on Form 10-K for the fiscal year ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the prospectus.


                                                           KPMG Peat Marwick LLP

Honolulu, Hawaii
October 19, 1998